Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                              |X|

Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement                 [ ] Confidential,  For  Use
                                                         of the Commission  Only
                                                         (as permitted  by  Rule
                                                         14a-6(e)(2))

|X|      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Under Rule 14a-12

                             RATEXCHANGE CORPORATION
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
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         0-11.
(1)      Title of each class of securities to which transaction applies:
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(2)      Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)      Total fee paid:
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[ ]      Fee paid previously with preliminary materials:
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[ ]      Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
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(4)      Date Filed:
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

                                   RATEXCHANGE

                                                                     May 2, 2001

Dear RateXchange Corporation Stockholder:

         You are cordially invited to attend RateXchange Corporation's 2001 annual meeting of stockholders to be held on Thursday, May 31, 2001 at 10:00 a.m., pacific standard time, at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111.

         An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for stockholders to ask questions.

         I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

                                          Sincerely,

                                          D. Jonathan Merriman
                                          President and Chief Executive Officer

                             RATEXCHANGE CORPORATION

       -------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 31, 2001

TO THE STOCKHOLDERS:

         The 2001 annual meeting of stockholders of RateXchange Corporation will be held on Thursday, May 31, 2001 at 10:00 a.m., pacific standard time, at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111. At the meeting, you will be asked:

1. To elect seven directors to serve until the 2002 annual meeting of stockholders;

2.       To approve the 2001 Stock Option and Incentive Plan; and

3. To transact such other business as may properly be presented at the annual meeting.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice.

         If you were a  stockholder  of record at the close of business on April
25,  2001,  you  may  vote  at  the  annual  meeting  and  any   adjournment  or
postponement.

         We invite all stockholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

                                         By Order of the Board of Directors

                                         Christopher L. Aguilar
                                         Secretary

San Francisco, California
May 2, 2001

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                             RATEXCHANGE CORPORATION

                          185 Berry Street, Suite 3515
                         San Francisco, California 94107

                         -------------------------------

                                 PROXY STATEMENT

                   FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

GENERAL

         RateXchange Corporation, a Delaware corporation, is soliciting this proxy on behalf of its Board of Directors to be voted at the 2001 annual meeting of stockholders to be held on Thursday, May 31, 2001, at 10:00 a.m., Pacific standard time, or at any adjournment or postponement thereof. The 2001 annual meeting of stockholders will be held at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111.

METHOD OF PROXY SOLICITATION

         These proxy solicitation materials were mailed on or about May 2, 2001 to all stockholders entitled to vote at the meeting. RateXchange will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers and employees of RateXchange may also solicit proxies without additional compensation.

VOTING OF PROXIES

         Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

         o    FOR the election of the board's seven nominees for director; and

         o    FOR the approval of the 2001 Stock Option and Incentive Plan.

         We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

REQUIRED VOTE

         Record holders of shares of RateXchange's common stock and record holders of Series A preferred shares, at the close of business on April 25, 2001, the voting record date, may vote at the meeting with respect to the election of seven directors and the approval of the 2001 Stock Option and Incentive Plan. Each share of common stock and each share of series A convertible preferred stock outstanding on the record date has one vote. At the close of business on April 25, 2001, there were 17,783,174 shares of common stock outstanding and 2,000,000 shares of preferred stock outstanding.

         RateXchange's bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. Assuming the presence of a quorum at the annual meeting, the vote of the holders of at least a majority of the stock having voting power present in person or represented by proxy is required to elect the seven nominees of the board as directors and to approve the 2001 Stock Option and Incentive Plan. An automated system administered by RateXchange's transfer agent will tabulate the votes. Each is tabulated separately. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes, however, will not be considered as part of the voting power present or represented at the annual meeting for purposes of any matter voted on at the meeting. Abstensions will have the same effect as a vote against the proposal to approve the 2001 Stock Option and Incentive Plan

REVOCABILITY OF PROXIES

         You may revoke your proxy by giving written notice to the Secretary of RateXchange or by delivering a later proxy to the Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The board of directors has nominated seven directors for election at the 2001 annual meeting. If you elect them, they will hold office until the next annual meeting, until their respective successors are duly elected and qualified or until their earlier resignation or removal. Cumulative voting is not permitted. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the board's nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the board. The board of directors has no reason to believe that any of the nominees will be unavailable.

         In addition to the seven nominees of the board of directors, the holders of the outstanding shares of series A convertible preferred stock, voting separately as a class, are entitled to elect two additional directors at the annual meeting.

VOTE REQUIRED

         The affirmative vote of the holders of at least a majority of the stock having voting power present in person or represented by proxy is required to elect the seven nominees of the board as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE BOARD'S NOMINEES LISTED BELOW.

DIRECTORS

         Set forth below are the principal occupations of, and other information regarding, the seven director nominees of the board. Each of these persons is an incumbent director.

         D. Jonathan Merriman, 40, has served as our Chief Executive Officer and President since October 2000. He has served as a Director since February 2000. In June 1998, Mr. Merriman became Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. He is currently on the Boards of Directors of Leading Brands, Inc., Fiberstars, Inc., SSE Telecom, Inc. and the Internet Venture Fund, LLC. From June 1997, Mr. Merriman served as Managing Director and head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm's Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader/analyst. He has completed coursework at New York University's Graduate School of Business. Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College.

         Patrick Arbor, 63, has served as Director of RateXchange since February 2000. Currently an independent futures trader, Mr. Arbor is a principal of the trading firm of Shatkin, Arbor, Karlov & Co. He is a longtime member of the Chicago Board of Trade (CBOT), the world's oldest derivatives exchange, serving as the organization's Chairman from 1993 to 1999. During that period, Mr. Arbor also served on the Board of Directors of the National Futures Association. Prior to that, he served as Vice Chairman of the CBOT for three years and ten years as a Director. Mr. Arbor's other exchange memberships include the Chicago Board Options Exchange, the Mid-America Commodity Exchange and the Chicago Stock Exchange. Mr. Arbor received his undergraduate degree in business and economics from Loyola University.

         Donald H. Sledge, 60, has served as Chairman of our Board of Directors since February 2000. He also served as Chief Executive Officer from February 2000 until October 2000. He was a Director from September 1999 to February 2000, and from September 1999 until February of 2000 he served as President, Chief Executive Officer and Chairman of our subsidiary RateXchange I, Inc. Mr. Sledge is currently a general partner in Fremont Communications, a venture capital fund, based in San Francisco. From 1996 to September 1999, Mr. Sledge was president and Chief Executive Officer of TeleHub Communications Corporation, a next generation ATM-based telecommunications company. From 1994 to 1995, Mr. Sledge served as President and Chief Operating Officer of WCT, a $160-million long distance telephone company that was one of Fortune Magazine's 25 fastest growing public companies before it was acquired by Frontier Corporation. From 1993 to 1994, Mr. Sledge was head of operations for New T&T, a Hong Kong-based start-up. He was Chairman and Chief Executive Officer of New Zealand Telecom International from 1991 to 1993 and a member of the executive board of TCNZ, where he led privatization and public offerings and served as managing director of New Zealand's largest operating telephone company, Telecom Auckland Ltd. One of the subsidiaries of Telehub Communications, Telehub Network Services Corporation, filed for bankruptcy several months after Mr. Sledge resigned from Telehub. Mr. Sledge also served as president and Chief Executive Officer of Pacific Telesis International. Since November 1997, Mr. Sledge also has served on the Board of Directors of eGlobe, Inc., a voice-based applications services provider. Mr. Sledge holds a Masters of Business Administration and Batchelor of Arts degree in industrial management from Texas Technological University.

         Dean S. Barr, 40, has served as one of our Directors since November 2000. Mr. Barr is currently the Global Chief Investment Officer of Deutsche
Asset Management, a position he has held since 1999. In this role, Mr. Barr is responsible for $600 billion in investment assets worldwide for Deutsche Bank. Before joining Deutsche Bank, Mr. Barr served as Global Chief Investment Officer of Active Strategies and Global Director of Research at State Street Global Advisors where he was responsible for $120 billion in active investment assets. Mr. Barr co-founded and served from 1988 to 1997 as Chief Executive Officer of Advanced Investment Technology, a quantitative asset manager with $1 billion in assets under management, until State Street Global Advisors purchased Advanced Investment Technology. Mr. Barr began his career in 1984 at Goldman Sachs where he worked on early trading applications for computer program trading. Mr. Barr received his undergraduate degree from Cornell University and received his Masters in Business Administration from New York University.

         E. Russell "Rusty" Braziel, 50, has served as a Director of RateXchange since February 2000. Mr. Braziel is founder and CEO of Netrana, LLC, a consulting and software venture that brings innovative market services, software solutions and liquidity formation methodologies to a broad range of vertical electronic markets. Previously, in 1996, Mr. Braziel founded Altra Energy Technologies, a world leader in enterprise-wide business solutions, delivering electronic trading platforms, transaction management products and integration services for the energy industry. Under Mr. Braziel's leadership, Altra grew from a small project team to a company conducting billions in e-commerce each month. Mr. Braziel serves on various Boards of Directors and advisory boards, providing insight into the development of a number of B2B exchanges, professional services firms, and software companies. Mr. Braziel received his undergraduate degree in finance and his Masters in Business Administration from Stephen F. Austin University.

         Ronald E. Spears, 51, has served as one of our Directors since March 2000. Throughout his 20-year career, he has managed telecommunications and professional service start-ups, as well as established long distance powerhouses. Since June 2000, Mr. Spears has led the formulation and implementation of corporate-wide development related to strategic planning, marketing and communications, business alliances as Vaultus', formerly MobileLogic, President and Chief Executive Officer. Mr. Spears joined Vaultus after serving as the President and Chief Executive Officer of CMGI Solutions, an enterprise focused Internet solutions provider from April 1999 to May 2000. Before joining CMGI Solutions, Mr. Spears served as president and COO of e.spire Communications, one of the nation's fastest growing integrated communications providers, from February 1998 to April 1999 where he managed day-to-day business operations and saw significant growth in revenue and market share. From June 1995 to January 1998 he was corporate vice president at Citizens Utilities, managing that company's independent telephone company operations in 13 states. He also served as President of MCI WorldCom, Inc.'s Midwest Division from 1984 to 1990. A pioneer of the competitive long distance industry, Mr. Spears began his career in telecommunications as a manager of AT&T Longlines in 1978, following eight years as an officer in the U.S. Army. He is a graduate of the United Military Academy at West Point and also holds a Master's Degree in Public Service from Western Kentucky University.

         Steven W. Town, 40, has served as one of our Directors since October 2000. Mr. Town currently serves as Co-Chief Executive Officer of the Amerex Natural Gas, Amerex Power and Amerex Bandwidth, Ltd. Mr. Town began his commodities career in 1987 in the retail futures industry prior to joining the Amerex Group of Companies. He began the Amerex futures and forwards brokerage group in natural gas in 1990, in Washington D.C., and moved this unit of Amerex to Houston in 1992. During Mr. Town's tenure as Co-Chief Executive Officer, the Amerex companies have become the leading brokerage organizations in their respective industries. Amerex currently provides energy, power and bandwidth brokerage services to many of the energy companies. Mr. Town is a graduate of Oklahoma State University.

                  In addition to the foregoing incumbent directors, in April 2001, David Boren and Michael Boren were appointed to the RateXchange board of directors as the representatives of the holders of the series A convertible preferred stock under the terms of the merger agreement pursuant to which the series A convertible preferred stock was issued. Set forth below are the principal occupations of, and other information regarding, these individuals. Under the terms of the certificate of designation establishing the series A convertible preferred stock, the holders of the outstanding shares of series A convertible preferred stock, voting separately as a class (and in addition to their right to vote together with the common stockholders on all other matters), are entitled to elect two directors at the annual meeting. It is anticipated that the holders of the series A convertible preferred stock will vote at the annual meeting to re-elect Messrs. David Boren and Michael Boren as the director representatives of the series A convertible preferred stock to terms of office expiring at the 2002 annual meeting.

         Michael Boren, 38, has served as one of our Directors since April 2001. Mr. Boren is a founder of Xpit and co-owner and co-founder of Sawtooth Investment Management, a limited liability company specializing in arbitrage (low risk) and limited risk investment strategies in government debt, foreign currencies and related derivative securities. Prior to the formation of Xpit in 1999 and Sawtooth in 1995, Mr. Boren was a co-owner and co-founder of Summit Management, which he sold to Refco. Prior to the formation of Summit in 1992, Mr. Boren was a trader and introducing broker specializing in basis trades between various futures and cash securities. Prior to acting as an independent broker, Mr. Boren worked at the Geldermann Group from 1984 where he developed options trading strategies and hedging programs for institutional accounts. Mr. Boren has a B.A. in economics from Brigham Young University.

         David Boren, 41, has served as one of our Directors since April 2001. Mr. Boren is a founder of Xpit and co-owner and co-founder of Sawtooth Investment Management, a limited liability company specializing in arbitrage (low risk) and limited risk investment strategies in government debt, foreign currencies and related derivative securities. Prior to the formation of Xpit in 1999 and Sawtooth in 1995, Mr. Boren was involved in a variety of sophisticated proprietary trading activities for Goldman Sachs in New York and Tokyo from 1986. Mr. Boren has a B.A. in Economics from Brigham Young University and an M.B.A from Harvard Business School.

BOARD MEETINGS AND COMMITTEES

         In 2000, the Board of Directors held four board meetings. During 2000, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the board of directors held during the period for which he has been a director and (b) the total number of meetings held by all committees of the board of directors on which he served during the period that he served. RateXchange has the following board committees:

         Audit Committee. The principal functions of the Audit Committee are to recommend engagement of our independent auditors, to consult with our auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting our operating results and to review our financial control procedures and personnel. The following board members served as Audit Committee members during 2000: John Dixon, Edward Mooney, Douglas Cole, Christopher Vizas, D. Jonathan Merriman and Gordon Hutchins. John Dixon and Edward Mooney resigned as committee members pursuant to their resignations from the board in February 2000 and were replaced by Christopher Vizas and D. Jonathan Merriman. Douglas Cole resigned as a committee member pursuant to his resignation from the board in June 2000 and was replaced by Gordon Hutchins. In April 2001, Mr. Merriman resigned from the committee and was replaced by Patrick Arbor. In April 2001, Mr. Hutchins resigned from the Committee and was replaced by E. Russell Braziel. The Audit Committee held two meetings in 2000. The board of directors believes that each of the current members of the Audit Committee is an "independent" director within the meaning of the applicable rules of the American Stock Exchange. The board of directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Annex A.

         Compensation Committee. The Compensation Committee of the board of directors has exclusive authority to establish the level of compensation paid to the Company's executive officers and administers the Company's stock option plans. The following board members served as Compensation Committee members during 2000: Douglas Cole, John Dixon, Douglas Glen, Christopher Vizas, Ronald Spears, Gordon Hutchins and D. Jonathan Merriman. John Dixon and Douglas Glen resigned from the committee when they resigned from the board in February and March 2000 and were replaced by Christopher Vizas and Ronald Spears. Christopher Vizas resigned from the committee and was replaced by D. Jonathan Merriman in June 2000. The Compensation Committee held two meetings in 2000.

         Nominating Committee. RateXchange does not have a separate Nominating Committee of the board of directors.

                             AUDIT COMMITTEE REPORT

         The Audit Committee reviews our financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with RateXchange's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

         The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from RateXchange and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board the inclusion of the audited financial statements in RateXchange's 2000 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                                AUDIT COMMITTEE

                                                Ronald Spears, Chairman
                                                Patrick Arbor
                                                E. Russell Braziel

                            COMPENSATION OF DIRECTORS

      Directors may receive stock option grants for service on the board. In connection with their appointment as board members in 2000, Mr. Hutchins received an option to purchase 100,000 shares of common stock in June 2000 at an exercise price of $5.69 per share and Messrs. Town and Barr each received an option to purchase 100,000 shares of common stock in October 2000 at an exercise price of $1.56 per share. Messrs. Arbor and Braziel each received an option to purchase 100,000 shares of common stock in January 2001 at an exercise price of $2.01 per share for their services as board members. Messrs. David Boren and Michael Boren each received an option to purchase 100,000 shares of common stock in April 2001 at an exercise price of $1.40 per share. Messrs. Sledge, Spears, Vizas and Merriman also each received option grants for 100,000 shares of common stock at the time of their initial appointment as directors in October 1999, February 2000, February 2000 and February 2000, respectively. The per share exercises prices of these options is$2.75 for Mr. Sledge and $7.00 for Messrs. Spears, Vizas and Merriman. All of these options have terms of ten years and vest over one year from the date of grant. Vesting is accelerated upon change of control of the Company. RateXchange's directors also receive travel and other out-of-pocket expenses related to board meeting attendance. In addition, Mr. Sledge receives $120,000 per year for serving as Chairman of our board of directors. See "Employment Contracts and Termination of Employment and Change in Control Agreements."

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding the compensation paid to each of the individuals who served as our Chief Executive Officer during 2000 and to our other executive officers whose total salary and bonus for 2000 exceeded $100,000.

                                                  SUMMARY COMPENSATION TABLE
                                                                                                   Long-Term Compensation
                                                                                                          Awards
                                                                 Annual Compensation               ----------------------
                                                        ----------------------------------         Securities Underlying
                Name and Principal Position              Year       Salary         Bonus                  Options
          ----------------------------------------      -----      --------       --------         ---------------------
          Douglas Cole (1)                               2000      $133,000       $240,000                 100,000
               Chairman and Chief Executive              1999      $126,000       $125,000                 100,000
               Officer                                   1998      n/a            n/a                      n/a

          Donald H. Sledge (2)                           2000      $238,040       $75,000                  1,500,000
                Chairman and Chief Executive             1999      $94,653        $75,000                  100,000
                Officer                                  1998      n/a            n/a                      n/a

          D. Jonathan Merriman (3)                       2000      $59,039        0                        2,100,000
                President and Chief Executive            1999      n/a            n/a                      n/a
               Officer                                   1998      n/a            n/a                      n/a

          Ross Mayfield (4)                              2000      $157,385       $97,745                  300,000
                President                                1999      $87,619        $0                       100,000
                                                         1998      n/a            n/a                      n/a

          Paul Wescott (5)                               2000      $232,129       $25,000                  250,000
                Chief Operating Officer                  1999      $64,230        $0                       150,000
                                                         1998      n/a            n/a                      n/a

          Philip Rice (6)                                2000      $152,052       0                        250,000
                Chief Financial Officer                  1999      n/a            n/a                      n/a
                                                         1998      n/a            n/a                      n/a

-------------

(1) Mr. Cole was hired as an officer on April 1, 1999 and resigned in February 2000. Mr. Cole's annual salary was $168,000, plus a bonus, under his employment agreement. Mr. Cole's bonus of $125,000 accrued at year-end. However, the bonus was not paid to Mr. Cole until 2000.

(2) Mr. Sledge was hired on September 15, 1999 as one of our directors and as the Chairman and Chief Executive Officer of RateXchange I, Inc., one of our subsidiaries. Mr. Sledge was appointed our Chairman and Chief Executive Officer in February 2000 and currently serves as Chairman of our Board of Directors. Mr. Sledge's annual salary with our company was $300,000, plus a bonus, under his employment agreement. Mr. Sledge also received approximately $1,000 each month for car allowance and approximately $1,000 each month for payment of whole life insurance premiums.

(3) Mr. Merriman was appointed to the Board of Directors in February 2000. Mr. Merriman was hired on October 5, 2000 as President and Chief Executive Officer. Mr. Merriman's annual salary is $300,000, plus a bonus under his employment agreement. Effective March 15, 2001, Mr. Merriman reduced his annual salary to $1.00, plus a bonus tied to performance.

(4) Mr. Mayfield was hired as an executive officer of RateXchange I, Inc., one of our subsidiaries, in July 1999. While employed at RateXchange I, Mr. Mayfield served, at various times during 1999, as Vice President of Sales and Marketing, Chief Operating Officer and President. Mr. Mayfield's annual salary at RateXchange I during 1999 was $165,000, plus a bonus, under his employment agreement. We appointed Mr. Mayfield as our President in February 2000. Mr. Mayfield's employment with RateXchange and its subsidiaries was terminated effective August 15, 2000. A portion of Mr. Mayfield's option grant vesting was accelerated under the terms of his severance agreement with the Company. See "Employment Contracts and Termination of Employment and Change in Control Agreements."

(5) Mr. Wescott was hired as an executive officer of RateXchange I, Inc., one of our subsidiaries, in September 1999. While employed at RateXchange I, Mr. Wescott served, at various times during 1999, as an Executive Vice President, Chief Operating Officer and Vice President of Business Development. Mr. Wescott's annual salary at RateXchange I during 1999 was $165,000, plus bonuses, under his employment agreement. We appointed Mr. Wescott our Chief Operating Officer in February 2000. Mr. Wescott's employment with RateXchange and its subsidiaries was terminated effective October 1, 2000. . A portion of Mr. Wescott's option grant vesting was accelerated under the terms of his severance agreement with the Company. See "Employment Contracts and Termination of Employment and Change in Control Agreements."

(6) Mr. Rice was hired as an executive officer of RateXchange Corporation in March 2000. While employed at RateXchange Corporation Mr. Rice served as our Chief Financial Officer. Mr. Rice's annual salary at RateXchange during 2000 was $200,000, plus bonuses, under his employment agreement. Mr. Rice resigned from RateXchange, effective January 19, 2001. Mr. Rice's option grant terminated upon his resignation.

                       OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding options granted during fiscal year 2000 to the named executive officers. No stock appreciation rights were granted in 2000.

                                           Individual Grants
                             --------------------------------------------------------
                             Number of     Percent of
                             Securities    Total Options                                      Potential Realizable Value at
                             Underlying    Granted to     Exercise or                      Assumed Annual Rates of Stock Price
                              Options      Employees in   Base Price Per   Expiration          Appreciation for Option Term
            Name              Granted         2000          Share(1)         Date             5% ($)              10% ($)
      --------------------   ----------    ------------   --------------   ---------      ----------------------------------
      Douglas Cole(2)           100,000         1.3%            $7.00        2/24/10        $1,140,226          $1,815,620

      Donald H. Sledge(3)     1,500,000        20.0              7.00        2/24/10        17,103,394          27,234,296

      Ross Mayfield(4)          300,000         4.0              7.00        2/24/10         3,420,679           5,446,859

      Paul Wescott(5)           250,000         3.3              7.00        2/24/10         2,850,566           4,539,049

      D. Jonathan Merriman(6)   100,000         1.3              7.00        2/24/10         1,140,226           1,815,620
                              2,000,000        26.6              3.19        10/5/10         4,235,126           6,743,730

      Philip Rice (7)           250,000         3.3              7.00        2/24/10         2,850,566           4,539,049

(1) The exercise prices of the options included in this table reflect the board's bona fide estimation of market value of the shares on the various grant dates.

(2) Mr. Cole's option, received for service as a member of the board of directors, vests 50% immediately and 50% on the first anniversary of the February 24, 2001 grant date.

(3) Mr. Sledge's option, received according to the terms of his employment agreement, vests 500,000 shares immediately; 300,000 on January 1, 2001 or upon a secondary public offering with a share price of $15.00 or higher; 300,000 on January 1, 2002; and, 400,000 on January 1, 2003 or upon the Company's common stock closing at $20.00 or higher for 10 consecutive trading days.

(4) Mr. Mayfield's option, received according to the terms of his employment agreement, vests 25% on the first anniversary of Mr. Mayfield's employment with the Company and then 1/36 of the remainder each month for the 36 months thereafter. Mr. Mayfield's date of hire was May 28, 1998. The vesting of a portion of Mr. Mayfield's option grant was accelerated under the terms of his severance agreement with the Company. See "Employment Contracts and Termination of Employment and Change in Control Agreements."

(5) Mr. Wescott's option, received according to the terms of his employment agreement, vests 25% on the first anniversary of the grant and then 1/36 of the remainder each month for the 36 months thereafter. The vesting of a portion of Mr. Wescott's option grant was accelerated under the terms of his severance agreement with the Company. See "Employment Contracts and Termination of Employment and Change in Control Agreements."

(6) Mr. Merriman's option to purchase 100,000 shares, received for service as a member of the board of directors, vests 50% immediately and 50% on the first anniversary of the February 24, 2001 grant date. Mr. Merriman's option to purchase 2,000,000 shares, received according to the terms of his employment agreement, vest 500,000 immediately; 500,000 on January 1, 2005 or upon completion of a financing for $15 million or more; 250,000 on the first anniversary of Mr. Merriman's employment, October 5, 2001; 250,000 on the second anniversary of Mr. Merriman's employment, October 5, 2002; 250,000 on January 1, 2007 or upon the Company's first fiscal quarter of positive earnings before interest, taxes, depreciation and amortization; and 250,000 on January 1, 2006 or upon the Company's common stock closing at $7.00 or higher for 30 consecutive trading days.

(7) Mr. Rice's option, received according to the terms of his employment agreement, vests 25% on the first anniversary of the grant and then 1/36 of the remainder each month for the 36 months thereafter. Mr. Rice's option grant terminated upon his resignation.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to each of the named executive officers concerning the number of securities underlying unexercised stock options at the end of fiscal year 2000 and the 2000 fiscal year-end value of all unexercised in the money options held by such individuals. No options were exercised by any named executive officer in fiscal year 2000.

                                                      Number of                               Value of
                                                Securities Underlying                        Unexercised
                                                     Unexercised                             In-the-Money
                                                     Options (#)                             Options (1)
                                           ---------------------------------        -------------------------------
                   Name                    Exercisable         Unexercisable        Exercisable       Unexercisable
               -----------                 ---------------     -------------        -----------       -------------
  Douglas Cole                                   200,000                 0               $0                  $0

  Donald H. Sledge                             1,200,000           300,000                0                   0

  Ross Mayfield                                  300,000                 0                0                   0

  Paul Wescott                                    72,916            26,040                0                   0

  P. Jonathan Merriman                           600,000         1,500,000                0                   0

  Philip Rice                                          0                 0                0                   0

(1)  Market value of underlying securities at year-end minus the exercise price.

                       COMPARATIVE STOCK PERFORMANCE CHART

         The following graph compares our stockholder returns since July 10, 2000, the date our common stock began trading on the American Stock Exchange , with the AMEX US index and the NASDAQ US index. The graph assumes an investment of $100 in each of RateXchange and the AMEX US and NASDAQ US indices on July 10, 2000.

                                     [GRAPH]

         The points on the graph represent the following numbers:

                         July 10, 2000         December 31, 2000

RateXchange                     $100.00                     $37.24
AMEX US                         $100.00                     $95.88
NASDAQ US                       $100.00                     $61.66

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                          CHANGE IN CONTROL AGREEMENTS

         Effective April 1, 1999, we entered into an employment agreement with Douglas Cole. Mr. Cole's employment agreement provided for an annual base salary of $168,000, an annual incentive bonus of up to 100% of Mr. Cole's base salary, option rights and other employee benefits. Under this agreement, Mr. Cole's employment could be terminated for cause or upon death, and all of our obligations to pay compensation and provide benefits would thereafter cease. Mr. Cole's employment also could be terminated without cause if we paid Mr. Cole's base salary for 180 days following termination. As part of our restructuring to focus on the business of RateXchange I, Inc., Mr. Cole agreed to resign his position as an executive officer, effective February 2000. Under a severance agreement entered into with him at that time, Mr. Cole received six-months' severance pay.

         In February 2000, we appointed Donald Sledge our Chairman and Chief Executive Officer, Ross Mayfield our President and Paul Wescott our Chief
Operating Officer. Previously these individuals were officers of RateXchange I since the fourth quarter of 1999. In March 2000, we appointed Philip Rice our Executive Vice President and Chief Financial Officer. In connection with these appointments, we entered into separate employment agreements with Messrs. Sledge, Rice, Mayfield and Wescott.

         Mr. Sledge's employment agreement provided for him to serve as Chairman and Chief Executive Officer of RateXchange I with an annual base salary of $300,000, an annual incentive bonus of up to 50% of base salary, a 10% interest in RateXchange I, Inc., an expense reimbursement and other employee benefits. Under this agreement, Mr. Sledge's employment may be terminated for cause or upon death or disability so long as we pay all compensation owed as of the date of termination. Mr. Sledge's employment may be terminated without cause if we pay him severance pay equal to one year's annual salary and a bonus payment of $150,000. In October 2000, Mr. Sledge resigned as Chief Executive Officer, but continues to serve as Chairman at a salary of $120,000 per year.

         Mr. Rice's employment agreement provided for an annual base salary of $200,000, an annual incentive bonus of up to 50% of his base salary, option rights and other employee benefits. Under this agreement, Mr. Rice's employment could be terminated for cause, or upon death or disability, and all of our obligations to pay compensation and provide benefits shall thereafter cease. Mr. Rice's employment also could be terminated without cause if we paid Mr. Rice his base salary for twelve months following termination, as well as a lump sum payment of $100,000, and provide Mr. Rice other specified benefits. Effective January 19, 2001, Mr. Rice resigned as Chief Financial Officer.

         Mr. Mayfield's employment agreement provided for an annual base salary of $165,000, an annual incentive bonus of up to 50% of Mr. Mayfield's base salary, option rights and other employee benefits. Under this agreement, Mr. Mayfield's employment could be terminated for cause or upon death or disability, and all of our obligations to pay compensation and provide benefits would thereafter cease. Mr. Mayfield's employment also could be terminated without cause if we paid Mr. Mayfield's base salary for twelve months following termination, as well as a lump sum payment of $100,000, and provided Mr. Mayfield other specified benefits.

         Mr. Wescott's employment agreement provided for an annual base salary of $200,000, an annual incentive bonus of up to 50% of his base salary, option rights and other employee benefits. Under this agreement, Mr. Wescott's employment could be terminated for cause, or upon death or disability, and all of our obligations to pay compensation and provide benefits would thereafter cease. Mr. Wescott's employment also could be terminated without cause if we paid to Mr. Wescott his base salary for twelve months following termination, as well as a lump sum payment of $100,000, and provided Mr. Wescott other specified benefits.

         Effective August 15, 2000, Mr. Mayfield's employment was terminated. Under a separation agreement entered into with Mr. Mayfield, he received or is entitled to receive:

         o    His annual salary through February 15, 2001;

         o Lump sum payments of $50,000 on August 18, 2000 and $82,250 on February 15, 2001;

         o Accelerated vesting of a total of 93,750 stock options previously granted to him, together with an extension for two years from August 15, 2000 within which to exercise the options; and

         o Full benefits for Mr. Mayfield and his family through February 15, 2001.

         Effective October 1, 2000, Mr. Wescott's employment was terminated. Under a separation agreement entered into with Mr. Wescott, he received or is entitled to receive:

         o    His annual salary through March 31, 2001;

         o Lump sum payments of $50,000 on October 2, 2000, $25,000 on January 2, 2001, $100,000 on April 1, 2001, and $50,000 on April
              2, 2001; and

         o Accelerated vesting of a total of98,956 stock options held by him, together with an extension for two years following October 1, 2000 within which to exercise212,500 of the options and a 90-day exercise period beginning on October 1, 2001 to exercise 36,456 of the options.

         Effective October 5, 2000, Mr. Sledge was named our Chairman and Mr. Merriman was named our President and Chief Executive Officer. Effective on that date, Mr. Sledge's employment agreement was amended to reflect his change in status from Chairman and Chief Executive Officer to Chairman. As Chairman, Mr. Sledge was employed on a part-time basis to render executive, policy and other management services to us of the type customarily performed by persons serving in such capacity. Under the amendment to his employment agreement, Mr. Sledge's annual salary was reduced to $120,000 per year and any entitlement to a guaranteed bonus for 2000 or for any future year was eliminated.

         In connection with Mr. Merriman's appointment as our new President and Chief Executive Officer, we entered into an employment agreement with Mr. Merriman. His initial annual salary under his employment agreement was $300,000. The agreement also included a $200,000 bonus paid to him on January 2, 2001, expense reimbursement and other employee benefits. Effective March 15, 2001, Mr. Merriman reduced his annual salary to $1.00, plus a bonus tied to performance. Under his employment agreement, Mr. Merriman has been awarded ten-year stock options, which are incentive options to the extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended, to purchase a total of 2,000,000 shares of our common stock at an exercise price of $3.19 per share, as follows:

         o    Options to purchase 500,000 shares vesting on October 5, 2000;

         o Options to purchase 500,000 shares vesting on January 1, 2005, subject to acceleration of vesting upon the completion of a financing for $15 million and further subject, in either case, to continued employment on such date;

         o Options to purchase 250,000 shares vesting on October 5, 2001, subject to continued employment on that date;

         o Options to purchase 250,000 shares vesting on October 5, 2002, subject to continued employment on that date;

         o Options to purchase 250,000 shares vesting on January 1, 2007, subject to acceleration of vesting immediately following the first quarter of positive earnings before interest, taxes, depreciation and amortization after January 2001 and further subject, in either case, to continued employment on such date; and

         o Options to purchase 250,000 shares vesting on January 1, 2006, subject to acceleration of vesting immediately after the common stock has traded on AMEX at a price of $7.00 per share or more for 30 consecutive trading days, subject, in either case, to continued employment on such date.

         The vesting of the stock options will accelerate, and Mr. Merriman will additionally be entitled to receive a payment of $1.0 million from RateXchange, upon:

         o    A sale of all or substantially all of our assets;

         o A merger of our company with another entity where we are not the surviving entity or where our stockholders immediately prior to the merger own less than 50% of our voting stock following the merger; or

         o A change in the membership of the board of directors such that individuals who, as of October 5, 2000, constitute our board of directors cease for any reason to constitute at least a majority of the board of directors; provided that any individual becoming a director subsequent to October 5, 2000 whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though the individual were a member of the incumbent board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board of directors.

         Under Mr. Merriman's employment agreement, Mr. Merriman's employment may be terminated for cause or upon death or disability so long as we pay all compensation owed as of the date of termination. Mr. Merriman's employment agreement may be terminated by us without cause if we pay to Mr. Merriman his base salary for twelve months following termination, any bonus that had been earned but not paid at the time of termination and all other benefits and compensation he would have been entitled to receive under the agreement had his employment not been terminated. All stock options granted to him under his employment also would immediately vest. Mr. Merriman would be entitled to receive the same payments and acceleration of the vesting of his options if he were to terminate his employment for "good reason," as that term is defined in his employment agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company formed a strategic alliance with Amerex Bandwidth, Ltd. in September, 2000. Amerex is an over-the-counter broker, providing customers with voice and electronic brokerage services, market liquidity, price discovery, and data services around the globe. Under the terms of the agreement, Amerex Bandwidth, Ltd. received warrants to purchase 2,300,000 shares of the Company's common stock and also receives a monthly payment for expenses associated with their bandwidth brokering services. In 2000, the Company paid Amerex Bandwidth, Ltd. $113,225 in expense reimbursements. Steven Town, Co-CEO of Amerex, joined the Company's board of directors in October 2000.

         In March 2001, the Company acquired Xpit.com, Inc. in a merger transaction that resulted in the formation of a wholly owned subsidiary, Xpit Corporation. The shareholders of Xpit.com, Inc. received a total of 2,400,000 shares of series A convertible preferred stock of the Company, $500,000 in cash and a promissory note from the Company in the amount of $500,000. The promissory note matures on March 12, 2003 with interest only payable annually until maturity at an annual rate of 7%. Michael Boren and David Boren, significant shareholders of Xpit.com, Inc., joined the Company's board of directors in April 2001.

         For certain other transactions with directors see, "Compensation Committee Interlocks and Insider Participation."

       BOARD COMPENSATION COMMITTEE 2000 REPORT ON EXECUTIVE COMPENSATION

General Compensation Policy

         The Compensation Committee of the board of directors has exclusive authority to establish the level of compensation paid to the Company's executive officers and administers the Company's stock option plans. Compensation policies of the Committee are designed to attract, retain and motivate highly skilled executive officers by providing compensation that is comparable to that provided by our competitors for key personnel. It is the Committee's policy to offer executive officers competitive compensation that is based upon overall Company performance, individual contributions to the Company's financial success and the scope of responsibilities performed pursuant to particular offices.

         Currently, the Committee does not use quantitative methods or mathematical formulas to set any element of compensation for a particular executive officer. Instead, the Committee administers the executive compensation system through informal surveys of compensation programs of other similar companies and application of the subjective business judgment of each Committee member. In employing its discretion, the Committee principally considers for each component of an executive's compensation factors such as previous and anticipated Company performance, as well as demonstrated individual initiative and performance. The principal components of the Company's executive compensation include (a) annual base salary, (b) bonus programs and (c) equity awards. Currently, we do not contribute to any retirement programs or pension plans on behalf of our executive officers.

Base Salaries

         Annual base salaries for executive officers are initially determined by evaluating the scope of the responsibilities of the office and the experience and knowledge of the individual officer. A secondary consideration is the competitiveness of the marketplace for executive talent. The Committee establishes base salaries of its executives with the objective of ensuring that the salaries we offer remain competitive with those of similar companies.

         In establishing the annual base salaries of our executive officers, the Company's Board of Directors specifically assessed the responsibilities of the offices, evaluated the officers' level of experience, skills and knowledge relevant to the Company's business objectives and informally reviewed the compensation for executive officers of comparable companies. The Committee believes that the annual base salaries of our executive officers are appropriate when compared to salaries paid by other companies for the same offices, and in light of both the scope of responsibilities and anticipated performance, as well as previous related work experience and level of skill and knowledge of our officers.

         The Committee anticipates that it will periodically review the individual salaries of each of our executive officers. Adjustments to base salaries are made at the discretion of the Committee, which takes into consideration factors such as past and anticipated performance of the Company and the Committee's subjective perception of the individual's performance.

Bonuses

         Executive officer bonuses are designed to provide the Company flexibility in devising incentives for exceptional performance by our executive officers. Generally, cash bonus payouts are tied to achievement of company-wide performance goals, including stock performance. At its sole discretion, the Committee may award annual cash bonuses to the Company's executive officers. The amount of the performance bonus awarded, if any, is tied to both the level of our executive officers' performance and that of the Company.

         Nevertheless, bonuses available to our executive officers reflect the specific capitalization and development needs of the Company as a development-stage company. Thus, the Company has utilized the incentive of special cash fundraising bonuses for executive officers, which bonuses are granted in the event the Company obtains certain levels of aggregate net proceeds from borrowing and issuance of debt and equity securities. The Company has also employed special acquisition bonuses as an incentive for our executive officers to identify and consummate certain business combinations that promote the business objectives of the Company.

Equity Awards

         In granting stock options, the Company's goals are to attract, retain and motivate the highest caliber of executives by offering long-term compensation that links a meaningful portion of the executives' total compensation to the best interests of stockholders. Making stock options a significant component of executive compensation provides each executive officer with incentive to manage the Company from the perspective of an owner with an equity interest in the Company. The Committee also believes that, given the emerging market in which the Company operates and the Company's early stage of development, equity-based compensation provides the greatest incentive for outstanding executive performance.

Chief Executive Officer Compensation

Douglas Cole

         Mr. Cole's 2000 compensation, including salary and bonus, was based upon his function as the Chief Executive Officer. Mr. Cole provided the Company executive services beginning in September 1998 through February 2000. Mr. Cole's annual salary was based upon a survey of salaries for executives in similar businesses at the time. The salary amount given to Mr. Cole was reduced from the survey amounts and a bonus provision was included. The bonus provision contemplated earnings based upon securing financing for the Company. The Company secured private financing in February 2000.

Donald Sledge

         Mr. Sledge's 2000 compensation, including salary, bonus and equity in the Company, was based upon his function as the Chief Executive Officer. Mr. Sledge became the Company's chief executive in February 2000, following Mr. Cole's resignation. Mr. Sledge guided the Company by building an executive team, securing private financing, updating and executing on the business plan and successfully listing the Company on the American Stock Exchange. Mr. Sledge resigned from his position as chief executive officer in October 2000.

D. Jonathan Merriman

         Mr. Merriman's 2000 compensation; including salary and equity in the Company, was based upon his function as the President and Chief Executive Officer. Mr. Merriman became the Company's chief executive in October 2000. Mr. Merriman's compensation was negotiated based upon the then-current compensation being given to executives in similar businesses. Mr. Merriman's equity interest in the Company is earned based upon the performance goals set forth in his employment agreement. See "Employment Contracts and Termination of Employment and Change in Control Agreements."

$1 Million Pay Deductibility Limit

      Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the four most highly compensated executive officers for any fiscal year. Certain "performance-based compensation" is excluded from this $1 million cap. At this time, none of the Company's executive officer's compensation subject to the deductibility limit exceeds $1 million. In the Committee's view, the Company is not likely to be affected by the nondeductibility rules in the near future.

Conclusion

         In conclusion, a significant portion of the Company's executive compensation is linked directly to individual performance of our executive officers as measured by the accomplishment of the Company's strategic goals and stock price appreciation. The Committee intends to continue the practice of linking executive compensation to Company performance, individual officer performance and stockholder return, realizing, of course, that the business cycle from time to time may result in an imbalance for a particular period.

                                            COMPENSATION COMMITTEE DURING 2000

                                            D. Jonathan Merriman*
                                            Ronald Spears

*  Mr. Merriman did not participate in decisions on his own compensation.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2000, the following directors served as compensation committee members: Douglas Cole, John Dixon, Douglas Glen, D. Jonathan Merriman, Ronald Spears and Gordon Hutchins. Currently, our compensation committee is composed of Donald Sledge, Michael Boren and Steven Town. John Dixon, Douglas Glen, Douglas Cole and Gordon Hutchins resigned from the compensation committee in 2000 when they resigned from our board of directors.

    Douglas Cole

    As part of a transaction agreed to in October 1998, our board of directors authorized the issuance to Douglas Cole and other unrelated parties a total of 666,574 shares of our common stock in exchange for a total of $66,657 in secured notes dated January 2, 1999. Our board of directors has placed restrictions on this stock so that the stock cannot be sold, traded, assigned, transferred or pledged until we reach $10,000,000 in gross revenues in a one-year period. Mr. Cole was one of our directors and executive officers. Interest on the notes was 6.5% APR and, together with any unpaid principal on the notes, was due on January 2, 2001. The greatest aggregate amount outstanding on the notes during 1999 was $70,990, on December 31, 1999. Because Mr. Cole and the other unrelated parties paid the entire principal amount owed under these notes early at our request, we agreed to waive unpaid accrued interest in the approximate amount of $4,700.

    D. Jonathan Merriman

    In conjunction with a private offering of our securities in February 2000, we paid the investment banking firm First Security Van Kasper a commission consisting of 7% of the aggregate proceeds of the offering and warrants to purchase shares of our common stock in an amount equal to 7% of the common stock purchased by investors at an exercise price of $12.00 per share and 7% of the warrants purchased by investors at an exercise price of $14.40 per share. Mr. Merriman has been a member of our board of directors since February 2000 and our President and Chief Executive Officer since October 2000. He previously was managing director and head of First Security Van Kasper's Equity Capital Markets Group.

    In February 2000, RateXchange I, Inc. closed a $2,000,000 convertible note offering. The notes offered were convertible into RateXchange I, Inc. common stock at a price per share to be determined in an anticipated subsequent financing of RateXchange I, Inc. As a result of our new business strategy, we offered to such note holders the right to convert their notes into our common stock at an exchange rate of $5.00 per share. In addition, we agreed to issue such holders an aggregate of 500,000 warrants to purchase common stock at $5.00 per share. Note holders have elected to convert $1,975,000 of the notes. Under the offer to convert the RateXchange I, Inc. notes into our common stock and warrants to purchase our common stock, First Security Van Kasper, Venture Fund I elected to convert its $525,000 note into 105,000 shares of common stock, as well as accepted a warrant to purchase an additional 131,250 shares at $5.00 per share. Mr. Merriman was an investor in First Security Van Kasper, Venture Fund
I. In addition, we issued to First Security Van Kasper a warrant to purchase 40,770 shares of our common stock at $5.00 per share to compensate First Security Van Kasper for its services as placement agent during the RateXchange I, Inc. convertible note offering.

          PROPOSAL 2: APPROVAL OF 2001 STOCK OPTION AND INCENTIVE PLAN

         This section provides a summary of the terms of the 2001 Stock Option and Incentive Plan and the proposal to approve the plan.

         The board of directors approved the 2001 Stock Option and Incentive Plan on April 30, 2001, subject to approval from our stockholders at this meeting. The purpose of the 2001 Stock Option and Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, directors, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and our future success. In the judgment of the board of directors, an initial or increased grant under the 2001 Stock Option and Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2001 Stock Option and Incentive Plan participants with those of our stockholders.

         A total of 5,000,000 shares of common stock reserved for issuance under the 2001 Stock Option and Incentive Plan. At March 30, 2001, the closing price of our common stock was $1.75 per share. There are currently no participants in the 2001 Stock Option and Incentive Plan. Because participation and the types of awards under the 2001 Stock Option and Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2001 Stock Option and Incentive Plan is approved are not currently determinable. At March 31, 2001, there was one executive officer, 30 employees and 8 non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2001 Stock Option and Incentive Plan.

Required Vote

         The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve the 2001 Stock Option and Incentive Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the 2001 Stock Option and Incentive Plan.

         The board of directors recommends that stockholders vote "FOR" the approval of the 2001 Stock Option and Incentive Plan.

Description of the Plan

         A description of the provisions of the 2001 Stock Option and Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2001 Stock Option and Incentive Plan, a copy of which is attached as Annex B to this proxy statement.

         Administration. The 2001 Stock Option and Incentive Plan is administered by the Compensation Committee of the board of directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.

         Common Stock Reserved for Issuance under the Plan. The common stock to be issued under the 2001 Stock Option and Incentive Plan consists of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2001 Stock Option and Incentive Plan.

         Eligibility. Awards may be made under the 2001 Stock Option and Incentive Plan to our directors, employees of or consultants to RateXchange or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate.

         Amendment or Termination of the Plan. The board of directors may terminate or amend the plan at any time and for any reason. The 2001 Stock Option and Incentive Plan will terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

         Options. The 2001 Stock Option and Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

         In the case of incentive stock options, the exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer. In no event will the exercise price be less than the par value of a share of common stock on the date of grant.

         The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

         Unless the Compensation Committee provides otherwise in the applicable option agreement, unvested options will expire immediately and vested options will expire 90 days after a grantee terminates employment with us for a reason other than for death or disability. Unless the Compensation Committee provides otherwise in the applicable option agreement, in the case of a termination of employment due to death or disability, options will fully vest and remain exercisable for a period of one year following termination of employment. In the case of a termination for cause, we may cancel the options upon the grantee's termination.

         In general, a grantee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock (which if acquired from us have been held by the grantee for at least six months), or by means of a broker-assisted cashless exercise.

         Stock options granted under the 2001 Stock Option and Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

         Other Awards.  The Compensation Committee also may award:

         o restricted stock, which are shares of common stock subject to restrictions.

         o restricted stock units, which are common stock units subject to restrictions.

         Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of RateXchange, may cause awards granted under the 2001 Stock Option and Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

         Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2001 Stock Option and Incentive Plan, including the individual limitations on options, to reflect common stock dividends, stock splits and other similar events.

         Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as RateXchange to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, "performance-based compensation" is excluded from this limitation. The 2001 Stock Option and Incentive Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

         To qualify as performance-based:

(a) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(b) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(c) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(d) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

         In the case of compensation attributable to stock options, the performance goal requirement (summarized in (a) above) is deemed satisfied, and the certification requirement (summarized in (d) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The maximum number of shares of common stock subject to options that can be awarded under the 2001 Stock Option and Incentive Plan to any person is 1,000,000 shares per year.

Federal Income Tax Consequences

         Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

         For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

         If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

         Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or for us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

         A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee's estate for estate tax purposes.

         Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and subject to the restrictions of
Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

         Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the 2001 Stock Option and Incentive Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of each class of our voting securities as of April 25, 2001, by (a) each person who is known by us to own beneficially more than five percent of each of our outstanding classes of voting securities, (b) each of our directors,
(c) each of the named executive officers and (d) all directors and executive officers as a group.

                                                                              Series A
                                                                             Convertible
                                                                              Preferred
                                             Common Stock                       Stock
           Name and Address of               Beneficially                    Beneficially
             Beneficial Owner                    Owned         Percent (1)      Owned       Percent (2)
             ----------------               -------------     -----------    ------------   -----------
Patrick Arbor (3)                                 65,000             *             --              --

Dean S. Barr (4)                                  83,750             *             --              --

David Boren (5)                                1,641,512           8.5%         1,591,512        79.6%

Michael Boren (6)                              1,641,512           8.5%         1,591,512        79.6%

E. Russell Braziel (7)                            50,000             *             --              --

Douglas Cole (8)                                 792,574           3.7%            --              --

Ross Mayfield (9)                                416,675           2.3%            --              --

D. Jonathan Merriman (10)                      1,114,400           6.1%            --              --

Philip Rice (11)                                  34,514             *             --              --

Donald H. Sledge (12)                          1,305,000           6.8%            --              --

Ronald E. Spears (13)                            100,000             *             --              --

Steven W. Town (14)                               50,000             *             --              --

Paul Wescott (15)                                239,583          1.33%            --              --

All directors and executive officers as a      7,534,520          36.0%         1,591,512        79.6%
group (13 persons) (16)

Sockeye Trading Company, LLC
250 S. 5th Street, Suite 150
Boise, Idaho  83702                            1,591,512          --            1,591,512        79.6%

    -------------
    * Less than one percent.

(1) Applicable percentage ownership is based on 17,783,174 shares of common stock outstanding as of April 25, 2001. Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include all shares of which the persons listed have the right to acquire beneficial ownership within 60 days of April 25, 2001, including (a) shares subject to options, warrants or any other right exercisable within 60 days of April 25, 2001, even if these shares are not currently outstanding, (b) shares attainable through conversion of other securities, even if these shares are not currently outstanding, (c) shares that may be obtained under the power to revoke a trust, discretionary account or similar arrangement and (d) shares that may be obtained pursuant to the automatic termination of a trust, discretionary account or similar arrangement. This information is not necessarily indicative of beneficial ownership for any other purpose. Our directors and executive officers have sole voting and investment power over the shares of common stock held in their names, except as noted in the following footnotes.

(2) Applicable percentage ownership is based on 2,000,000 shares of series A convertible preferred stock outstanding as of April 25, 2001. At that date, the series A convertible preferred stock was convertible on a one-for-one basis into common stock.

(3) Includes Mr. Arbor's currently exercisable option to purchase 50,000 shares of common stock at $2.01 per share. Mr. Arbor also holds an option to purchase 50,000 shares of common stock at $2.01 that is not currently exercisable.

(4) Includes 27,500 shares and 6,250 warrants (exercisable at $5.00) held by members of Mr. Barr's family. Includes 50,000 currently exercisable options to purchase common stock at $1.56. Mr. Barr also holds an option to purchase 50,000 shares of common stock at $1.56 that are not currently exercisable.

(5) Includes Mr. Boren's currently exercisable option to purchase 50,000 shares of common stock at $1.40 per shares. Mr. Boren also holds an option to purchase 50,000 shares of common stock at $1.40 that are not currently exercisable. Includes 1,591,512 shares of series A convertible preferred stock held of record by Sockeye Trading Company, LLC ("Sockeye"). Mr. Boren, along with his brother, is a member of Sockeye and holds a substantial interest in that company and, therefore, may be deemed to beneficially own the shares held of record by Sockeye.

(6) Includes Mr. Boren's currently exercisable option to purchase 50,000 shares of common stock at $1.40 per shares. Mr. Boren also holds an option to purchase 50,000 shares of common stock at $1.40 that are not currently exercisable. Includes 1,591,512 shares of series A convertible preferred stock held of record by Sockeye. Mr. Boren, along with his brother, is a member of Sockeye and holds a substantial interest in that company and, therefore, may be deemed to beneficially own the shares held of record by Sockeye.

(7) Includes Mr. Braziel's currently exercisable option to purchase 50,000 shares of common stock at $2.01 per share. Mr. Braziel also holds an option to purchase 50,000 shares of common stock at $2.01 that is not currently exercisable.

(8) Includes 37,500 shares held by members of Mr. Cole's family. Includes currently exercisable options to purchase 100,000 shares of common stock at $1.60 per share, and 100,000 shares of common stock at $7.00 per share. Mr. Cole resigned as our Chief Executive Officer in February 2000 and as a director in June 2000.

(9) Includes Mr. Mayfield's currently exercisable options to purchase 40,000 shares of common stock at $2.50 per share, 60,000 shares of common stock at $2.75 per share, and 300,000 shares of common stock at $7.00 per share. Mr. Mayfield was terminated as President in August 2000.

(10) Includes Mr. Merriman's currently exercisable options to purchase 100,000 shares of common stock at $7.00 per share and 500,000 shares of common stock at $3.19 per share. Mr. Merriman also holds options to purchase 1,500,000 shares of common stock that are not currently exercisable.

(11) Includes Mr. Rice's currently exercisable warrant to purchase 4,167 shares of common stock at $14.40 per share. Mr. Rice resigned as our Chief Financial Officer in January 2001.

(12) Includes Mr. Sledge's currently exercisable options to purchase 100,000 shares of common stock at $2.75 per share and 1,200,000 shares of common stock at $7.00 per share. Mr. Sledge holds additional options to purchase 300,000 shares of common stock that are not currently exercisable.

(13) Includes Mr. Spears' currently exercisable options to purchase 100,000 shares of common stock at $7.00 per share.

(14) Includes Mr. Town's currently exercisable options to purchase 50,000 shares of common stock at $2.87 per share. Mr. Town also holds option to purchase 50,000 shares of common stock that are not currently exercisable.

(15) Includes Mr. Wescott's currently exercisable options to purchase 150,000 shares of common stock at $2.75 per share, 83,332 shares of common stock at $7.00 per share and a currently exercisable warrant to purchase 2,083 shares of common stock at $14.40 per share. Mr. Wescott also holds options to purchase an additional 15,624 shares of common stock that are not currently exercisable.

(16) The total for directors and executive officers as a group includes 7,534,520 shares of common stock, 3,133,332 shares subject to outstanding stock options that are currently exercisable, 6,250 shares subject to outstanding warrants that are currently exercisable and 1,519,512 shares issuable upon conversion of a corresponding number of shares of series A convertible preferred stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and executive officers to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in the Company's equity securities. During 2000, Jonathan Merriman was late in filing Forms 4 for January and February to report the purchase of 40,000 and 30,000 shares of common stock, respectively.

AUDITORS

         The board of directors has engaged Arthur Andersen LLP to serve as our auditors for the fiscal year ending December 31, 2001. Arthur Andersen was first engaged to serve as our auditors for the fiscal year ended December 31, 2000. Representatives of Arthur Andersen are expected to be available at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Arthur Andersen's fees for providing services to us in 2000 were as follows:

         Audit Fees. The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of our annual financial statements for 2000 and the reviews of the financial statements included in our Form 10-Q's for 2000 was approximately $120,000.

         Financial Information Systems Design and Implementation Fees.  None.

         All Other Fees. The aggregate fees billed by Arthur Andersen for all other services rendered by it to us for 2000 was approximately $200,000.

         The Audit Committee of the board of directors has considered whether the provision of the foregoing non-audit services by Arthur Andersen is compatible with maintaining Arthur Andersen's independence.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      If you wish to submit proposals to be included in RateXchange's 2002 proxy statement, we must receive them on or before January 2, 2002. Please address your proposals to the Corporate Secretary.

      If you wish to raise a matter before the stockholders at the year 2002 annual meeting, you must notify the Secretary in writing by not later than March 18, 2002. Please note that this requirement relates only to matters you wish to bring before your fellow stockholders at the annual meeting. It is separate from the SEC's requirements to have your proposal included in next year's proxy statement.

                           ANNUAL REPORT ON FORM 10-K

         Our 2000 Annual Report to Stockholders was prepared on an integrated basis with our Annual Report on Form 10-K for the year ended December 31, 2000, and accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to the Company's Form 10-K for the year ended December 31, 2000 upon payment of a reasonable fee by writing to RateXchange Corporation, 185 Berry Street, Suite 3515, San Francisco, California 94107, Attention: Corporate Secretary.

                                              By Order of the Board of Directors

                                              Christopher L. Aguilar
                                              Secretary

                                                                         ANNEX A

                             RATEXCHANGE CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE

                            OF THE BOARD OF DIRECTORS

                              Adopted June 21, 2000

I.       PURPOSE

         The primary purpose of the Audit Committee of the Board of Directors of RateXchange Corporation is to provide independent and objective oversight of the accounting functions and internal controls of RateXchange Corporation, its subsidiaries and affiliates and to ensure the objectivity of RateXchange's financial statements. The Committee and the Board will have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

II.      FUNCTIONS

         The Audit Committee will perform the following functions:

         1. Independent Accountants. Recommend to the Board the firm to be employed by RateXchange as its independent accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of the shareholders.

         2. Plan of Audit. Consult with the independent accountants regarding the plan of audit. The Committee also will review with the independent accountants their report on the audit and review with management the independent accountants' suggested changes or improvements in RateXchange's accounting practices or controls.

         3. Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee will review with management recommended changes in RateXchange's methods of accounting or financial statements. The Committee also will review with the independent accountants any significant proposed changes in accounting principles and financial statements.

         4.  Internal   Accounting   Controls.   Consult  with  the  independent
accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls will be conducted out of management's presence.

         5. Financial Disclosure Documents. Review with management and the independent accountants RateXchange's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders. The review will include (a) a discussion of any significant problems and material disputes between management and the independent accountants, (b) a discussion with the independent accountants out of management's presence of the quality of RateXchange's accounting principles as applied in its financial reporting, the clarity of RateXchange's financial disclosures and the degree of aggressiveness or conservatism of RateXchange's accounting principles and underlying estimates, and (c) a frank and open discussion of other significant decisions made by management in preparing the financial disclosure.

         6. Internal Control Systems. Review with management and internal auditors RateXchange's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review will include discussions concerning any significant problems and regulatory concerns. The Committee also will review internal audit plans in significant compliance areas.

         7. Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

         8. Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee will review compliance with Company policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant. The Committee also will review significant questionable or illegal payments.

         9. Oversight of Independent Accountants. Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee will ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and RateXchange. The Committee also will engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant's report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant's independence.

         10.  Adequacy  of  Personnel.   Review  periodically  the  adequacy  of
RateXchange's accounting and financial personnel resources.

         11. Risk Management. Review and evaluate risk management policies in light of RateXchange's business strategy, capital strength, and overall risk tolerance.

         12. Tax Policies. Review periodically RateXchange's tax policies and any pending audits or assessments.

         13. Offerings of Securities. Perform appropriate due diligence on behalf of the Board of Directors with respect to RateXchange's offerings of securities.

         14. Legal Compliance. Review annually with RateXchange's legal counsel any legal matters that could have a significant impact on RateXchange's financial statements, RateXchange's compliance with applicable laws and regulations, and inquiries received from regulators or government agencies.

         15. Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

         The Committee's function is one of oversight and review, and it is not expected to audit RateXchange, to define the scope of the audit, to control RateXchange's accounting practices, or to define the standards to be used in preparation of RateXchange's financial statements.

III.     COMPOSITION & INDEPENDENCE

         The Committee shall consist of not less than three independent members, who shall be appointed by the Board of Directors. Members of the Committee will be independent nonexecutive directors, free from any relationship that would interfere with the exercise of the member's independent judgment. All members of the Audit Committee will have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee will have accounting or related financial management expertise.

         In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director will be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

IV.      QUORUM AND MEETINGS

         A quorum of the Committee will be declared when a majority of the appointed members of the Committee are in attendance. The Committee will meet at least annually, or more frequently as circumstances dictate. Meetings will be scheduled at the discretion of the Chairman. Notice of the meetings will be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

V.       REPORTS

         The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

         The Committee will report to shareholders in the Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI.      OTHER AUTHORITY

         The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it will keep the Board advised as to the nature and extent of such outside advice.

         The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

                                                                         ANNEX B

                      2001 STOCK OPTION AND INCENTIVE PLAN

         RateXchange Corporation, a Delaware corporation (the "Company"), sets forth herein the terms of its 2001 Stock Option and Incentive Plan (the "Plan") as follows:

1.       PURPOSE

         The Plan is intended to enhance the Company's and its subsidiaries' (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.       DEFINITIONS

         For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

         2.1 "Affiliate" of, or person "affiliated" with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

         2.2 "Award Agreement" means the stock option agreement, restricted stock agreement, restricted stock unit agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

         2.3 "Benefit Arrangement" shall have the meaning set forth in Section 14 hereof.

         2.4  "Board" means the Board of Directors of the Company.

         2.5 "Change of Control" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the Plan is approved by the Company's stockholders) owning 80% or more of the combined voting power of all classes of stock of the Company.

         2.6 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

         2.7 "Committee" means a committee of, and designated from time to time by resolution of, the Board.

         2.8  "Company" means RateXchange Corporation.

         2.9 "Effective Date" means April 30, 2001, the date the Plan was approved by the Board.

         2.10 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

         2.11 "Fair Market Value" means the closing price of the Stock on the OTC Bulletin Board, the American Stock Exchange or the Nasdaq Stock Market on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.

         2.12 "Family Member" means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

         2.13 "Grant"  means  an  award  of  an  Option,   Restricted  Stock  or
              Restricted Stock Unit under the Plan.

         2.14 "Grant Date" means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 6 hereof, or (iii) such other date as may be specified by the Board or such Committee.

         2.15 "Grantee" means a person who receives or holds an Option, Restricted Stock or Restricted Stock Unit under the Plan.

         2.16 "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

         2.17 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

         2.18 "Option Period" means the period during which Options may be exercised as set forth in Section 10 hereof.

         2.19 "Option Price" means the purchase price for each share of Stock subject to an Option.

         2.20 "Other Agreement" shall have the meaning set forth in Section 14 hereof.

         2.21 "Plan" means this 2001 Stock Option and Incentive Plan.

         2.22 "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.

         2.23 "Restricted Period" means the period during which Restricted Stock
              or  Restricted   Stock  Units  are  subject  to   restrictions  or
              conditions pursuant to Section 12.2 hereof.

         2.24 "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.

         2.25 "Restricted Stock Unit" means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

         2.26 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

         2.27 "Stock" means the common stock of the Company.

         2.28 "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

3.       ADMINISTRATION OF THE PLAN

3.1      Board.

         The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive.

3.2      Committee.

         The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

3.3      Grants.

         Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
(v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate thereof and is terminated "for cause" as defined in the applicable Award Agreement. The Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

3.4      No Liability.

         No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4.       STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be five million (5,000,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5.      EFFECTIVE DATE AND TERM OF THE PLAN

5.1     Effective Date.

        The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date, by the stockholders of the Company in accordance with Section 422(b) of the Code and the regulations thereunder. Upon approval of the Plan by the stockholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

5.2     Term.

        The Plan shall terminate on the tenth anniversary of the Effective Date.

6.      OPTION GRANTS

6.1     Employees or Consultants.

        Grants (including Grants of Incentive Stock Options, subject to Section 7.1) may be made under the Plan to any employee, officer or director of, or any consultant or advisor to, the Company or any Subsidiary, as the Board shall determine and designate from time to time.

6.2      Successive Grants.

        An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7.       LIMITATIONS ON GRANTS

7.1      Limitations on Incentive Stock Options.

         An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award
Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

         7.2  Limitation on Shares of Stock Subject to Grants.

         The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for a Grant under Section 6 hereof is one million (1,000,000) per year.

8.       AWARD AGREEMENT

         Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

9.       OPTION PRICE

         The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. In the case of an Incentive Stock Option the Option Price shall be the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company's outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

10.      VESTING, TERM AND EXERCISE OF OPTIONS

         10.1 Vesting and Option Period.

         Subject to Sections 10.2 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the "Option Period" with respect to such Option.

         10.2 Term.

         Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

         10.3 Acceleration.

         Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Company as provided in Section 5.1 hereof.

         10.4 Termination of Employment or Other Relationship.

         Unless otherwise provided by the Board, upon the termination of a Grantee's employment or other relationship with the Company or any Subsidiary other than by reason of death or "permanent and total disability" (within the


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
meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section
10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee's termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

10.5     Rights in the Event of Death.

        Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company or Subsidiary, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee's estate shall have the right, at any time within one year after the date of such Grantee's death and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee at the date of such Grantee's death.

10.6     Rights in the Event of Disability.

        Unless otherwise provided by the Board, if a Grantee's employment or other relationship with the Company or Subsidiary is terminated by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, all Options granted to such Grantee shall fully vest on the date of permanent and total disability, and the Grantee shall have the right, at any time within one year after the date of such Grantee's permanent and total disability and prior to termination of the Option pursuant to Section
10.2 above, to exercise any Option held by such Grantee. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

10.7     Limitations on Exercise of Option.

        Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

10.8     Method of Exercise.

         An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) to the extent permitted by law and at the Board's discretion, through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Board's discretion, by a combination of the methods described in
(i) and (ii). In addition and unless the Board provides otherwise in the Award Agreement, payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate


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
or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

         10.9 Delivery of Stock Certificates.

         Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee's ownership of the shares of Stock subject to the Option.

11.      TRANSFERABILITY OF OPTIONS

         11.1 Transferability of Options

         Except as provided in Section 11.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 11.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

         11.2 Transfers.

         If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 11.2, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 11.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 11.2 or by will or the laws of descent and distribution. The events of termination of employment or other relationship of Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 10.4, 10.5, or 10.6.

12.      RESTRICTED STOCK AND RESTRICTED STOCK UNITS

         12.1 Grant of Restricted Stock or Restricted Stock Units.

         The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.


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
         12.2 Restrictions.

         At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the "Restricted Period") applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Board prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on a number of factors including, but not limited to, Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Subject to the fourth sentence of this Section 12.2, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

         12.3 Restricted Stock Certificates.

        The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantees' benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

         12.4 Rights of Holders of Restricted Stock.

        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

         12.5 Rights of Holders of Restricted Stock Units.

        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

12.6     Termination of Employment or Other Relationship.

        Unless otherwise provided by the Board, upon the termination of a Grantee's employment or other relationship with the Company or Subsidiary other than by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any shares of Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

         12.7 Rights in the Event of Death.

        Unless otherwise provided by the Board, if a Grantee dies while employed by the Company or Subsidiary, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee's estate.

         12.8 Rights in the Event of Disability.

        Unless otherwise provided by the Board, if a Grantee's employment or other relationship with the Company or Subsidiary is terminated by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service, subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

         12.9 Delivery of Stock and Payment Therefor.

         Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (ii) the purchase price, if any, specified in the Award agreement relating to such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

13.      CERTAIN PROVISIONS APPLICABLE TO AWARDS

         13.1 Stand-Alone, Additional, Tandem, and Substitute Grants

         Grants under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Grant or any award granted under another plan of the Company, any affiliate or any business entity to be acquired by the Company or an affiliate, or any other right of a Grantee to receive payment from the Company or any affiliate. Such additional, tandem and substitute or exchange Grants may be awarded at any time. If a Grant is awarded in substitution or exchange for another Grant, the Board shall require the surrender of such other Grant in consideration for the new Grant. In addition, Grants may be made in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any affiliate, in which the value of Stock subject to the Grant is equivalent in value to the cash compensation (for example, Restricted Stock), or in which the exercise price, grant price or purchase price of the Grant in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

         13.2 Term of Grant.

         The term of each Grant shall be for such period as may be determined by the Board; provided that in no event shall the term of any Option exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

         13.3 Form and Timing of Payment Under Grants; Deferrals.

         Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an affiliate upon the exercise of an Option or other Grant may be made in such forms as the Board shall determine, including, without limitation, cash, Stock, other Grants or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Grant may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Board or permitted at the election of the Grantee on terms and conditions established by the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

14.      PARACHUTE LIMITATIONS

         Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested
(i) to the extent that such right to exercise, vesting, payment or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause
(ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

15.      REQUIREMENTS OF LAW

         15.1 General.

         The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

         15.2 Rule 16b-3.

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that the Board shall not, without approval of the Company's stockholders, amend the Plan such that it does not comply with the Code. Except as permitted under this Section 16 or Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

17.      EFFECT OF CHANGES IN CAPITALIZATION

         17.1 Changes in Stock.

         If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall be, to the extent practicable, the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

         17.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

         Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of

Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

         17.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

         Subject  to the  exceptions  set  forth  in the last  sentence  of this
Section 17.3, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the assumption of the Options, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, Restricted Stock and Restricted Stock Units of new options, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this
Section 17.3.

         17.4 Adjustments.

         Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

         17.5 No Limitations on Company.

         The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18.      DISCLAIMER OF RIGHTS

         No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or any affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

19.      NONEXCLUSIVITY OF THE PLAN

Neither the  adoption  of  the  Plan  nor  the  submission  of the  Plan  to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

20.      WITHHOLDING TAXES

         The Company or any affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or affiliate, as the case may be, any amount that the Company or affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the affiliate, which may be withheld by the Company or the affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the affiliate to withhold shares of Stock otherwise issuable to the Grantee in an amount equal to the statutory withholding amount or (ii) by delivering to the Company or the affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 20 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

21.      CAPTIONS

        The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

22.      OTHER PROVISIONS

        Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

23.      NUMBER AND GENDER

        With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

24.      SEVERABILITY

        If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

25.      POOLING

In the event any provision of the Plan or the Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives a Grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

26.      GOVERNING LAW

         The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (excluding the choice of law rules thereof).

                                      * * *

                                      PROXY

                             RATEXCHANGE CORPORATION
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 31, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints D. Jonathan Merriman and Donald H. Sledge and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock and shares of series A convertible preferred stock of RateXchange Corporation, a Delaware corporation, held of record by the undersigned, on April 25, 2001, at the 2001 annual meeting of stockholders to be held on Thursday, May 31, 2001, at 10:00 a.m., pacific standard time, at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' SEVEN NOMINEES NAMED ON THE REVERSE AND "FOR" THE PROPOSAL TO APPROVE THE 2001 STOCK OPTION AND INCENTIVE PLAN AND IN THE MANNER RECOMMENDED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. PLEASE COMPLETE, SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

                         (To be Signed on Reverse Side.)

SIDE 2

1.              To elect seven directors.

                 FOR all nominees listed         WITHHOLD AUTHORITY
                 (except as marked to the        to vote for all nominees listed
                 contrary below)
                 [ ]                             [ ]

                           Nominees:  D. Jonathan Merriman
                                       Patrick Arbor
                                       Dean Barr
                                       E. Russell Braziel
                                       Donald H. Sledge
                                       Ronald Spears
                                       Steven W. Town

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2.       To approve the 2001 Stock Option and Incentive Plan.

                [ ]      For     [ ]      Against        [ ]      Abstain

3.     In their  discretion,  the proxies are authorized to vote upon such other
       business  as  may  properly  come  before  the  annual   meeting  or  any
       adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

Signature                Date           Signature               Date
          -------------       --------            ------------       -----------

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.